UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2010

INTERACTIVE DATA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-31555	13-3668779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Crosby Drive, Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 687-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events.

Page Class Action

On June 10, 2010, a lawsuit was filed in the Court of Chancery in the State of Delaware by Kenneth M. Page against Interactive Data Corporation (the “Company”), each member of the Board of Directors (the “Board”) of the Company, such members being Rona A. Fairhead, Raymond L. D’Arcy, Philip J. Hoffman, Donald C. Kilburn, Luke Swanson, Casper J.A. Hobbs, Donald P. Greenberg, Myra R. Drucker, Robert C. Lamb, Jr. and Victor R. Simone, Christine Sampson, Interim Chief Financial Officer of the Company, Warburg Pincus LLC (“Warburg Pincus”), Silver Lake Technology Management L.L.C. (“Silver Lake”), Hg Investors LLC (“Hg Investors”), Igloo Merger Corporation (“Igloo”) and Pearson DBC Holdings Inc. (“Pearson”), regarding the proposed sale of the company to Hg Investors and Igloo, affiliates of Warburg Pincus and Silver Lake (the “Proposed Transaction”). Mr. Page alleges in his complaint that he is a stockholder of the Company and asserts breach of fiduciary duty claims against the above-named individuals and aiding and abetting breaches of fiduciary duty claims against the Company, Warburg Pincus, Silver Lake, Hg Investors, Igloo and Pearson. Mr. Page purports to sue on his own behalf and on behalf of a class consisting of the Company’s stockholders. Among other forms of injunctive relief, Mr. Page purports to seek to enjoin the Proposed Transaction and recission of the Agreement and Plan of Merger, dated as of May 3, 2010 (the “Merger Agreement”), among Hg Investors, Igloo and the Company. The defendants intend to defend the lawsuit vigorously, including opposing any efforts to enjoin the Proposed Transaction or rescind the Merger Agreement. Mr. Page filed a similar lawsuit on May 4, 2010 in the Superior Court of Middlesex County, Massachusetts, as described in the Company’s current report on Form 8-K filed with the SEC on May 7, 2010.

Marques Class Action

On June 7, 2010, Brad Marques amended his lawsuit first filed on May 14, 2010 in the Court of Chancery of the State of Delaware against each member of the Board, the Company, Pearson, Silver Lake, Warburg Pincus, Hg Investors and Igloo, as described in the Company’s current report on Form 8-K filed with the SEC on May 19, 2010, to reflect information disclosed by the Company in the preliminary information statement on Form PREM14C filed with the SEC on June 1, 2010.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Proposed Transaction, the Company has filed a preliminary information statement with the SEC on Form PREM14C on June 1, 2010 that provides additional important information concerning the Proposed Transaction, including the necessary procedures to be followed by stockholders who wish to exercise appraisal rights. When completed, a definitive information statement will be mailed to the stockholders of the Company. The Company’s stockholders may obtain, without charge, a copy of the preliminary information statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the definitive information statement and other relevant documents (when available) by directing a request by mail or telephone to Interactive Data Corporation, 32 Crosby Drive Bedford, MA 01730, Attn: Investor Relations, telephone: (781) 687-8500, or from the Company’s website, http://www.interactivedata.com.

Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the information statement for the Company’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2010. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers and Pearson in the Proposed Transaction, which may be different than those of the Company’s stockholders generally, by reading the definitive information statement and other relevant documents regarding the Proposed Transaction, when filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE DATA CORPORATION

Date: June 17, 2010	By:	/S/ ANDREA H. LOEW
	Name:	ANDREA H. LOEW
	Title:	Executive Vice President, General Counsel and Corporate Secretary